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                                EXHIBIT e.(viii)

         Form of Amendment Number 6 to Principal Underwriting Agreement
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                              AMENDMENT NUMBER 6 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Agreement"), The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund are hereby included as five new Funds. All provisions in the Agreement shall apply to The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2001.


                           HARTFORD INVESTMENT FINANCIAL  SERVICES COMPANY


                           By:
                               ------------------------------------------------
                               Peter W. Cummins
                               Senior Vice President, Sales & Distribution

                           THE HARTFORD MUTUAL FUNDS, INC.
                           on behalf of:
                           The Hartford Large Cap Value Fund
                           The Hartford MidCap Value Fund
                           The Hartford International Capital Appreciation Fund The Hartford International Small Company Fund
                           The Hartford Focus Growth Fund

                           By:
                               ------------------------------------------------
                               David M. Znamierowski
                               President